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                                                                     EXHIBIT 21

                      SUBSIDIARIES OF APPLICA INCORPORATED

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         NAME OF SUBSIDIARY                            JURISDICTION OF INCORPORATION
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

The following companies are direct or indirect wholly owned subsidiaries of Applica Incorporated:

1.       WD Delaware, Inc.                                    Delaware
2.       Windmere Holdings Corporation                        Delaware
3.       HP Intellectual Corp.                                Delaware
4.       Applica Consumer Products, Inc.                      Florida
5.       Sandgate Services Limited                            Hong Kong
6.       HP Delaware, Inc.                                    Delaware
7.       PPC Industries Ltd.                                  British Virgin Islands
8.       Windmere SPC LLC                                     Cayman Islands
9.       HPG LLC                                              Delaware
10.      Household Products Chile Comercial Limitada          Chile
11.      Applica de Colombia Limitada                         Colombia
12.      Applica de Venezuela, C.A.                           Venezuela
13.      HP (BVI) Limited                                     British Virgin Islands
14.      HP Americas, Inc.                                    Delaware
15.      Remdale Investments Limited                          British Virgin Islands
16.      Durable Electric Limited                             Hong Kong
17.      Applica Durable Manufacturing Limited                Hong Kong
18.      Applica Asia Limited                                 Hong Kong
19.      Maanring Holding B.V.                                Netherlands
20.      Tofino Investment Limited                            British Virgin Islands
21.      Applica Manufacturing, S. de R.L. de C.V.            Mexico
22.      Applica de Mexico, S. de R.L. de C.V.                Mexico
23.      Applica Canada Corporation                           Nova Scotia
24.      Windmere Durable (Asia) Limited                      Hong Kong
25.      Novotek Limited                                      Hong Kong
26.      Redcliffe Import and Export Limited                  Hong Kong
27.      Applica Durable Electric Limited                     Hong Kong
28.      Delanee Limited                                      Hong Kong

The following companies are directly or indirectly 50% owned by Applica Incorporated or its subsidiaries:

31.      Anasazi Partners, L.P.                               Massachusetts
32.      Freshflush LLC                                       Florida
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